Exhibit 99.1

November 17, 2021
For 6:00 am ET Release

LOWE’S REPORTS THIRD QUARTER 2021 SALES AND EARNINGS RESULTS
— Consolidated Comparable Sales Increased 2.2%; U.S. Comparable Sales Increased 2.6% —
— Represents U.S. Comparable Sales Increase on a Two-Year Basis of 33.7% —
— Third Quarter Diluted EPS of $2.73 —
— Raises Fiscal 2021 Financial Outlook —

MOORESVILLE, N.C. - Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $1.9 billion and diluted earnings per share (EPS) of $2.73 for the quarter ended October 29, 2021 compared to net earnings of $692 million and diluted EPS of $0.91 in the third quarter of 2020. Excluding charges in the prior-year period related to the extinguishment of debt, third quarter diluted EPS of $2.73 increased 38% from adjusted diluted EPS of $1.98 in the third quarter of 20201.

Total sales for the third quarter were $22.9 billion compared to $22.3 billion in the third quarter of 2020, and comparable sales increased 2.2%. Comparable sales for the U.S. home improvement business increased 2.6% for the third quarter.

For the seventh consecutive quarter, 100% of Lowe’s stores earned a Winning Together profit-sharing bonus, resulting in an expected total payout of $138 million to front-line hourly associates. This payment is $70 million above the target level.

“Our momentum continued this quarter, with U.S. sales comps up nearly 34% on a two-year basis, as our Total Home strategy is resonating with the Pro and DIY customer alike. In the quarter, we drove over 16% growth in Pro and 25% on Lowes.com. We also delivered operating margin expansion by driving productivity through disciplined operational execution and cost management,” commented Marvin R. Ellison, Lowe’s chairman, president and CEO. “I would like to thank our front-line associates for their ongoing dedication to outstanding customer service. Looking forward, I remain confident in our ability to drive further market share gains, operating margin expansion, and long-term value for our shareholders.”

Capital Allocation
With a disciplined focus on its robust capital allocation program, the Company continues to create sustainable value for its shareholders. During the quarter, the Company repurchased 13.7 million shares for $2.9 billion and paid $563 million in dividends. Given its better-than-expected performance, the Company now plans to repurchase approximately $3 billion in shares in the fourth quarter, bringing the expected total share repurchases for the year to approximately $12 billion. This incremental share repurchase is consistent with the Company’s long-term commitment to returning excess capital to shareholders.

As of October 29, 2021, Lowe’s operated 1,973 home improvement and hardware stores in the United States and Canada representing 208 million square feet of retail selling space, and it serviced approximately 230 dealer-owned stores.

1 Adjusted diluted earnings per share is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information as well as reconciliations between the Company’s GAAP and non-GAAP financial results.

Lowe’s Business Outlook
The Company delivered very strong financial results through the first three quarters of 2021, with sales momentum continuing into November. While the business environment remains uncertain, the Company is once again raising its outlook for the operating results of Full Year Fiscal 2021.

Full Year 2021 Financial Outlook (comparisons to full year 2020)
•Revenue of approximately $95 billion, representing approximately 33% comparable sales growth on a two-year basis.
•Gross margin rate up slightly, compared to prior year.
•Operating income as a percentage of sales (operating margin) of 12.4%.
•Total share repurchases of approximately $12 billion.

For Fiscal 2021, the Company expects capital expenditures of up to $2 billion.

A conference call to discuss third quarter 2021 operating results is scheduled for today, Wednesday, November 17, at 9:00 am ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at ir.lowes.com and clicking on Lowe’s Third Quarter 2021 Earnings Conference Call Webcast. Supplemental slides will be available approximately 15 minutes prior to the start of the conference call. A replay of the call will be archived at ir.lowes.com.

Lowe’s Companies, Inc.
Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving approximately 20 million customers a week in the United States and Canada. With fiscal year 2020 sales of nearly $90 billion, Lowe’s and its related businesses operate or service more than 2,200 home improvement and hardware stores and employ over 300,000 associates. Based in Mooresville, N.C., Lowe’s supports the communities it serves through programs focused on creating safe, affordable housing and helping to develop the next generation of skilled trade experts. For more information, visit Lowes.com.

Disclosure Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity”, “outlook”, “scenario”, “guidance”, and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services, share repurchases, Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, changes in commodity prices, trade policy changes or additional tariffs, outbreaks of public health crises, such as the COVID-19 pandemic, availability and cost of goods from suppliers, and other factors that can negatively affect our customers.

Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

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Contacts:	Shareholder/Analyst Inquiries:	Media Inquiries:
	Kate Pearlman	Jackie Pardini Hartzell
	704-775-3856	704-758-4317
	kate.pearlman@lowes.com	jaclyn.pardini@lowes.com

Lowe’s Companies, Inc.
Consolidated Statements of Current and Retained Earnings/(Accumulated Deficit) (Unaudited)
In Millions, Except Per Share and Percentage Data

	Three Months Ended				Nine Months Ended
	October 29, 2021		October 30, 2020		October 29, 2021		October 30, 2020
Current Earnings	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net sales	$22,918	100.00	$22,309	100.00	$74,911	100.00	$69,286	100.00
Cost of sales	15,331	66.90	15,009	67.28	49,882	66.59	46,170	66.64
Gross margin	7,587	33.10	7,300	32.72	25,029	33.41	23,116	33.36
Expenses:
Selling, general and administrative	4,373	19.08	4,770	21.38	13,559	18.10	13,985	20.18
Depreciation and amortization	425	1.85	355	1.59	1,226	1.64	1,008	1.46
Operating income	2,789	12.17	2,175	9.75	10,244	13.67	8,123	11.72
Interest – net	223	0.97	221	0.99	650	0.86	644	0.93
Loss on extinguishment of debt	—	—	1,060	4.75	—	—	1,060	1.53
Pre-tax earnings	2,566	11.20	894	4.01	9,594	12.81	6,419	9.26
Income tax provision	670	2.93	202	0.91	2,359	3.15	1,562	2.25
Net earnings	$1,896	8.27	$692	3.10	$7,235	9.66	$4,857	7.01

Weighted average common shares outstanding – basic	690		752		704		753
Basic earnings per common share (1)	$2.74		$0.92		$10.23		$6.42
Weighted average common shares outstanding – diluted	692		754		706		754
Diluted earnings per common share (1)	$2.73		$0.91		$10.21		$6.41
Cash dividends per share	$0.80		$0.60		$2.20		$1.70

Retained Earnings/(Accumulated Deficit)
Balance at beginning of period	$(460)		$4,134		$1,117		$1,727
Net earnings	1,896		692		7,235		4,857
Cash dividends declared	(551)		(452)		(1,544)		(1,284)
Share repurchases	(2,798)		(432)		(8,721)		(1,358)
Balance at end of period	$(1,913)		$3,942		$(1,913)		$3,942

(1)    Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $1,889 million for the three months ended October 29, 2021, and $689 million for the three months ended October 30, 2020. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $7,207 million for the nine months ended October 29, 2021, and $4,837 million for the nine months ended October 30, 2020.

Lowe’s Companies, Inc.
Consolidated Statements of Comprehensive Income (Unaudited)
In Millions, Except Percentage Data

	Three Months Ended				Nine Months Ended
	October 29, 2021		October 30, 2020		October 29, 2021		October 30, 2020
	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net earnings	$1,896	8.27	$692	3.10	$7,235	9.66	$4,857	7.01
Foreign currency translation adjustments – net of tax	19	0.08	18	0.08	78	0.10	(27)	(0.04)
Cash flow hedges – net of tax	41	0.18	24	0.11	56	0.07	(84)	(0.12)
Other	(1)	—	(2)	(0.01)	(4)	—	2	—
Other comprehensive income/(loss)	59	0.26	40	0.18	130	0.17	(109)	(0.16)
Comprehensive income	$1,955	8.53	$732	3.28	$7,365	9.83	$4,748	6.85

Lowe’s Companies, Inc.
Consolidated Balance Sheets (Unaudited)
In Millions, Except Par Value Data

	October 29, 2021	October 30, 2020	January 29, 2021
Assets
Current assets:
Cash and cash equivalents	$6,121	$8,249	$4,690
Short-term investments	552	1,852	506
Merchandise inventory – net	16,685	15,712	16,193
Other current assets	1,491	1,103	937
Total current assets	24,849	26,916	22,326
Property, less accumulated depreciation (1)	18,925	18,798	19,155
Operating lease right-of-use assets	4,161	3,823	3,832
Long-term investments	213	202	200
Deferred income taxes – net	220	241	340
Other assets (1)	1,032	900	882
Total assets	$49,400	$50,880	$46,735

Liabilities and shareholders' (deficit)/equity
Current liabilities:
Short-term borrowings	$1,000	$—	$—
Current maturities of long-term debt	1,352	609	1,112
Current operating lease liabilities	573	530	541
Accounts payable	11,334	12,759	10,884
Accrued compensation and employee benefits	1,353	1,117	1,350
Deferred revenue	1,954	1,614	1,608
Other current liabilities	3,268	2,935	3,235
Total current liabilities	20,834	19,564	18,730
Long-term debt, excluding current maturities	23,881	21,185	20,668
Noncurrent operating lease liabilities	4,136	3,907	3,890
Deferred revenue – Lowe's protection plans	1,119	1,007	1,019
Other liabilities	1,006	1,144	991
Total liabilities	50,976	46,807	45,298

Shareholders' (deficit)/equity:
Preferred stock, $5 par value: Authorized – 5.0 million shares; Issued and outstanding – none	—	—	—
Common stock, $0.50 par value: Authorized – 5.6 billion shares; Issued and outstanding – 686 million, 752 million, and 731 million shares, respectively	343	376	366
Capital in excess of par value	—	—	90
(Accumulated deficit)/retained earnings	(1,913)	3,942	1,117
Accumulated other comprehensive loss	(6)	(245)	(136)
Total shareholders' (deficit)/equity	(1,576)	4,073	1,437
Total liabilities and shareholders' (deficit)/equity	$49,400	$50,880	$46,735

(1) Effective for the year ending January 29, 2021, excess property amounts previously reported in other assets were reclassified to property, less accumulated depreciation. The consolidated balance sheet as of October 30, 2020, has been revised to conform with current presentation.

Lowe’s Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Nine Months Ended
	October 29, 2021	October 30, 2020
Cash flows from operating activities:
Net earnings	$7,235	$4,857
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,388	1,152
Noncash lease expense	383	356
Deferred income taxes	96	5
Loss on property and other assets – net	25	114
Loss on extinguishment of debt	—	1,060
Share-based payment expense	169	107
Changes in operating assets and liabilities:
Merchandise inventory – net	(446)	(2,545)
Other operating assets	(130)	147
Accounts payable	436	5,099
Deferred revenue	444	508
Other operating liabilities	(421)	625
Net cash provided by operating activities	9,179	11,485

Cash flows from investing activities:
Purchases of investments	(2,325)	(2,548)
Proceeds from sale/maturity of investments	2,261	1,032
Capital expenditures	(1,256)	(1,172)
Proceeds from sale of property and other long-term assets	94	60
Other – net	(134)	(24)
Net cash used in investing activities	(1,360)	(2,652)

Cash flows from financing activities:
Net change in commercial paper	—	(941)
Net proceeds from issuance of debt	4,972	7,929
Repayment of debt	(595)	(5,582)
Proceeds from issuance of common stock under share-based payment plans	72	102
Cash dividend payments	(1,433)	(1,252)
Repurchases of common stock	(8,999)	(1,528)
Other – net	(408)	(32)
Net cash used in financing activities	(6,391)	(1,304)

Effect of exchange rate changes on cash	3	4

Net increase in cash and cash equivalents	1,431	7,533
Cash and cash equivalents, beginning of period	4,690	716
Cash and cash equivalents, end of period	$6,121	$8,249

Lowe’s Companies, Inc.
Non-GAAP Financial Measure Reconciliation (Unaudited)

To provide additional transparency, the Company has presented comparisons to the non-GAAP financial measure of adjusted diluted earnings per share for the three months ended October 30, 2020. This measure excludes the impact of discrete items, further described below, not contemplated in Lowe’s Business Outlook for the third quarter of fiscal 2020 to assist analysts and investors in understanding operational performance for the third quarter of fiscal 2020.

Fiscal 2020 Impacts
During fiscal 2020, the Company recognized financial impacts from the following discrete items, not contemplated in the Company's Business Outlook for the third quarter:

•In the third quarter of fiscal 2020, the Company recognized a $1.1 billion loss on extinguishment of debt in connection with the cash tender offers on an aggregate principal amount of $3.0 billion in outstanding notes (Loss on extinguishment of debt).

•Beginning in the third quarter of fiscal 2019, the Company began a strategic review of its Canadian operations, and in the fourth quarter of fiscal 2019, the Company announced additional actions to improve future performance and profitability of its Canadian operations. As a result of this review and related actions, in the third quarter of fiscal 2020, the Company recognized $13 million of pre-tax operating costs related to inventory write-downs and other closing costs (Canada restructuring).
Adjusted diluted earnings per share should not be considered an alternative to, or more meaningful indicator of, the Company’s diluted earnings per share as prepared in accordance with GAAP. The Company’s methods of determining non-GAAP financial measures may differ from the method used by other companies and may not be comparable.

A detailed reconciliation between the Company’s GAAP and non-GAAP financial results is shown below and available on the Company’s website at ir.lowes.com.

	Three Months Ended
	(Unaudited)
	October 30, 2020
	Pre-Tax Earnings	Tax	Net Earnings
Diluted earnings per share, as reported			$0.91
Non-GAAP adjustments – per share impacts
Loss on extinguishment of debt	1.40	(0.35)	1.05
Canada restructuring	0.02	—	0.02
Adjusted diluted earnings per share			$1.98